                             ADAMS, HARKNESS & HILL

                                 PROJECT ELBOW

                          PRELIMINARY PRESENTATION TO
                            THE SPECIAL COMMITTEE OF
                             THE BOARD OF DIRECTORS


                                AUGUST 23, 2001

AGENDA

SECTION A         FAIRNESS OPINION COMPONENTS AND METHODOLOGY

SECTION B         CURRENT & PROJECTED COMPANY PERFORMANCE

SECTION C         PRELIMINARY COMPARATIVE VALUATION

SECTION D         TRANSACTION OVERVIEW

EXHIBITS

SECTION A
FAIRNESS OPINION COMPONENTS
AND METHODOLOGY

FAIRNESS OPINION COMPONENTS AND METHODOLOGY
WHAT IS A FAIRNESS OPINION?

   A FAIRNESS OPINION IS A SPECIAL FORM OF VALUATION REPORT, USUALLY IN THE
     FORM OF A LETTER, WHICH IS OFTEN VIEWED AS A DETERRENT AGAINST LEGAL
          CHALLENGES AND A "SHIELD" AGAINST POTENTIAL LEGAL DAMAGES.

- A FAIRNESS OPINION STATES THAT, IN THE VIEW OF THE INVESTMENT BANKER, BASED UPON A SET OF PROCEDURAL ANALYSES AND ASSUMPTIONS, A SPECIFIC TRANSACTION AT A SPECIFIC PRICE IS FAIR, FROM A FINANCIAL POINT OF VIEW, TO SPECIFIC PARTIES

         - The opinion itself, however, speaks only to relative fairness and is not a recommendation to the Special Committee, the Board or shareholders as to what actions they should take

- A FAIRNESS OPINION, BACKED BY A THOROUGH AND PROPER STUDY, HELPS A BOARD OR A COMMITTEE OF THE BOARD MEET ITS DUTY OF CARE, AS IMPLIED BY THE BUSINESS JUDGEMENT RULE, AND THEREBY INSULATE ITSELF FROM LIABILITY

         - Serves as evidence of due diligence in fulfilling fiduciary duty to make a reasonable and informed decision with regards to a transaction

  WHAT IS FAIR IS NOT NECESSARILY OBVIOUS TO CONTENDING PARTIES IN A LAWSUIT,
     AND WHILE NOT REQUIRED BY LAW, THE LACK OF A FAIRNESS OPINION CAN BE
           FINANCIALLY DEVASTATING TO COMPANIES AND THEIR DIRECTORS.

FAIRNESS OPINION COMPONENTS AND METHODOLOGY
WHAT IS THE BUSINESS JUDGEMENT RULE?

BJR: Presumption that directors' decisions are made in good faith, on an informed basis, and in the honest belief that such decision is in the best interests of the company.

- Under Delaware law, to pierce the liability shield of the BJR, a plaintiff must prove the company's Board breached either its:

         -        Duty of Loyalty

                  -        Concerned with "self-dealing"

         -        Duty of Care

                  -        Requires showing of "Gross Negligence"

                  - A key component of meeting the duty of care is the process involved in reaching a decision

                  - Directors can reasonably rely on opinions of qualified third party advisors (e.g., investment bankers)

            WE FRAME OUR UNDERTAKINGS AND ANALYSES IN THIS CONTEXT.

FAIRNESS OPINION COMPONENTS AND METHODOLOGY
KEY ISSUES FOR THE SPECIAL COMMITTEE

   ADAMS, HARKNESS & HILL UNDERSTANDS THE ISSUES UNIQUE TO A PUBLIC-COMPANY MBO. WE APPRECIATE THE COMPLEXITIES ASSOCIATED WITH THE DUTIES OF A SPECIAL
     COMMITTEE AND ARE WELL-ACQUAINTED WITH THE PROCESS AND REQUIREMENTS.

-        Defining the Engagement and its Scope

         -        What is being valued?

         -        What is the standard of value and how is it being applied?

         - What are the limitations imposed, either explicitly or implicitly?

         - To what extent is the Committee charged with "maximizing value"?

         - To whom is the opinion addressed and when is it dated?

-        Standard of Value

         -        What is it worth?

         -        Market value? / Intrinsic value? / Earnings value?

         -        Relevant case law

         -        Circumstantial, legal and regulatory considerations

-        Process and documentation to date

         - To what extent and for how long has the Board considered "value maximizing alternatives"?

         - What tangible evidence of a "market test" exists?

FAIRNESS OPINION COMPONENTS AND METHODOLOGY
IMPORTANT VALUATION CONSIDERATIONS

AS A FAIRNESS OPINION ADDRESSES "FAIRNESS, FROM A FINANCIAL POINT OF VIEW", ADAMS, HARKNESS & HILL FOCUSES ON THE IMPLICATIONS OF RELATIVE VALUE.

-        "Value is in the eye of the beholder"

         -        Key is understanding of relative valuation drivers

                  -        Public trading statistics

                  -        Precedent transactions

         -        Highly subjective interpretation of wide range of variables

                  - Particularly confidential internal performance forecasts

         -        Special Committee must assess the "sandbag" factor with a MBO

         - Any valuation assessment is limited to a range of reasonableness

-        Strategic value often differs from comparable public market value

         -        Specific to circumstances

         -        Driven by positioning of sale and potential fit

         - Premium to average market driven by confirmed opportunities and potential for competitive synergies

         -        Trading value versus transaction value

                  - Application of range of control premium to trading value

FAIRNESS OPINION COMPONENTS AND METHODOLOGY
FORM OF DELIVERABLE

Graphic highlighting major points of fairness letter.

FAIRNESS OPINION COMPONENTS AND METHODOLOGY
GENERAL METHODOLOGIES/STANDARDS OF VALUE

 ADAMS, HARKNESS & HILL WILL ASSESS MULTIPLE QUANTITATIVE AND QUALITATIVE DATA POINTS TO DETERMINE WHETHER A PROPOSED TRANSACTION IS FAIR, FROM A FINANCIAL
                POINT OF VIEW, TO YOUR COMPANY'S SHAREHOLDERS.

STRATEGIC RATIONALE

         HISTORIC & PROFORMA FINANCIAL ANALYSIS

         COMPARABLE COMPANIES ANALYSIS

         COMPARABLE TRANSACTIONS ANALYSIS

TRANSACTION TERMS & CONDITIONS

         DCF ANALYSIS

         STOCK PERFORMANCE ANALYSIS

         OTHER CONSIDERATIONS & ALTERNATIVES

FINANCIAL FAIRNESS

         -        Delivery of oral opinion

         -        Letter to Board of Directors

         -        Proxy Insert

   EACH SUBJECTIVE METHODOLOGY HAS INHERENT STRENGTHS AND WEAKNESSES, AND THE NATURE OF THE CIRCUMSTANCES AND AMOUNT OF AVAILABLE INFORMATION MAY FURTHER
               EFFECT THE USEFULNESS OF A PARTICULAR METHODOLOGY.

FAIRNESS OPINION COMPONENTS AND METHODOLOGY
KEY QUESTIONS FOR CONSIDERATION

- Will/can shareholder value be realized assuming the status quo?

         - What is internal plan for turning around performance and how realistic are the goals and timing?

-        What are the alternatives to status quo?

         -        MBO at APPROPRIATE value

         -        Strategic sale for cash at APPROPRIATE value

         -        Strategic sale for shares of NEWCO (i.e., stock swap)

         -        LBO to third party sponsor

SECTION B
CURRENT & PROJECTED
COMPANY PERFORMANCE

CURRENT & PROJECTED COMPANY PERFORMANCE
SUMMARY P&L



                                                  HISTORICAL                              FORECAST                 PROJECTED
                                       1999                       2000                      2001                      2002
                                    ------------              ------------              ------------              ------------

TOTAL REVENUE                       $ 46,598,000              $ 45,616,000              $ 29,905,908              $ 30,324,186

COST OF GOODS SOLD                    22,544,000                25,301,000                18,725,292                15,753,754
                                    ------------              ------------              ------------              ------------

GROSS MARGIN                          24,054,000                20,315,000                11,180,616                14,570,432

OPERATING EXPENSES                    17,067,000                23,823,000                19,758,431                18,565,964
                                    ------------              ------------              ------------              ------------

OPERATING INCOME                       6,987,000                (3,508,000)               (8,577,815)               (3,995,532)

INTEREST INCOME                        1,584,000                 2,299,000                 1,713,903                 1,230,514
                                    ------------              ------------              ------------              ------------

PRETAX INCOME                          8,571,000                (1,209,000)               (6,863,912)               (2,765,018)

PROVISION FOR INCOME TAX              (3,048,000)                 (375,000)                1,418,790                        --
                                    ------------              ------------              ------------              ------------

NET INCOME                          $  5,523,000              $ (1,584,000)             $ (5,445,123)             $ (2,765,018)
                                    ============              ============              ============              ============

GROSS MARGIN                                51.6%                     44.5%                     37.4%                     48.0%
OPERATING MARGIN                            15.0%                     -7.7%                    -28.7%                    -13.2%

CURRENT & PROJECTED COMPANY PERFORMANCE
2002 REVENUE MODEL



                                                    HISTORICAL                            FORECAST               PROJECTED
                                        1999                          2000                  2001                   2002
                                    -----------                   -----------            -----------            -----------

Revenues:
  License Fees                      $26,102,000            56%    $22,070,000     48%    $ 7,022,722     23%    $ 8,500,000     28%
    New License Fees                  8,341,701            18%      6,835,060     15%      3,756,534     13%      4,500,000     15%
    Upgrade License Fees             17,760,299            38%     15,234,940     33%      3,266,188     11%      4,000,000     13%
  3rd Party Hardware & Software       8,598,000            18%      8,661,000     19%      7,416,031     25%      7,638,616     25%
    New Sales                         6,972,175            15%      5,757,181     13%      2,998,302     10%      3,000,000     10%
    Upgrade Sales                     1,625,825             3%      2,903,819      6%      4,417,729     15%      4,638,616     15%
  Support                             7,630,000            16%      9,696,000     21%      9,741,018     33%      8,940,000     29%
  Services                            4,268,000             9%      5,189,000     11%      3,478,830     12%      3,652,771     12%
  International -existing                                                                  1,990,999              1,592,799
  International - Global Product                                                                                          0
  New Haven - existing                                                                       256,308                      0
  New Haven - Castle                                                                                                      0
Total Revenue                       $46,598,000           100%    $45,616,000    100%    $29,905,908    100%    $30,324,186    100%
                                    ===========                   ===========            ===========            ===========

PERCENTAGE CHANGE                                          38%                    -2%                   -34%                     1%

CURRENT & PROJECTED COMPANY PERFORMANCE
2002 REVENUE MODEL - DRIVERS



                                                                         HISTORICAL                   BUDGET           PROJECTED
                                                                   1999              2000              2001               2002
                                                                -----------       -----------       -----------       -----------

Number of Implementations - % Increase                                                                                         10%
Number of Implementations                                                42                37                27                30
  Number active                                                          38                34                27                30
  Number Inactive                                                         4                 3                 0                 0

% of Customers that go inactive during year                                                                                    10%
Number of Customers that go inactive during year                          0                 0                 0                25

Active Customers                                                        178               212               239               244
Inactive Customers                                                       61                64                64                89
  Total Customers                                                       239               276               250               308

Average Contract Size                                           $   283,000       $   405,000       $   242,000       $   250,000
  % New License Fees                                                     54%               54%               56%             60.0%
  % 3rd Party Hardware & Software                                        46%               46%               44%             40.0%
  Contract Size % Increase                                                                                                    0.0%

Upgrade License Revenue - normalized 2002 value                                                                       $ 4,000,000
Upgrade License Revenue - % increase                                                                                          5.0%
Upgrade 3rd party Revenue - % increase                                                                                        5.0%

Support Revenues:
  % of License Fees                                                                                                          18.0%
  % of New Major Accounts                                                                                                     5.0%
  Add'l Major Account Fee (per month)                                                                                 $     5,000
  Support Fee Increase                                                                                                          0%

Services Revenues:
  % increase                                                                                                                  5.0%

CURRENT & PROJECTED COMPANY PERFORMANCE
SUMMARY OF COGS & OPERATING EXPENSES


                                                 HISTORICAL                         FORECASTED              PROJECTED
                                        1999                  2000                     2001                   2002
                                     -----------           ------------            ------------            ------------

Cost of Goods Sold:
  License Fees                         7,957,000    30.5%     8,595,000     38.9%     1,862,007     26.5%     1,375,395     16.2%
  3rd Party Hardware & Software        6,372,000    74.1%     7,083,000     81.8%     5,475,599     73.8%     5,728,962     75.0%
  Support                              5,050,000    66.2%     6,098,000     62.9%     5,848,622     60.0%     4,850,410     54.3%
  Services                             3,165,000    74.2%     3,525,000     67.9%     2,132,942     61.3%     2,046,909     56.0%
  International (inc. op. expenses)                                                   2,640,483               1,752,079
  New Haven (inc. op. expenses)                                                         765,639
Total Cost of Goods Sold              22,544,000    48.4%    25,301,000     55.5%    18,725,292     62.6%    15,753,754     52.0%

Gross Margin                         $24,054,000    51.6%  $ 20,315,000     44.5%  $ 11,180,616     37.4%  $ 14,570,432     48.0%

Operating Expenses:
  General & Administrative             8,061,000    17.3%    11,559,000     25.3%     8,997,168     30.1%     8,456,702     27.9%
  Selling & Marketing                  5,585,000    12.0%     7,825,000     17.2%     6,124,046     20.5%     5,875,623     19.4%
  Research & Development               3,421,000     7.3%     4,439,000      9.7%     4,637,217     15.5%     4,233,639     14.0%
  R&D - International
  R&D - New Haven
Total Operating Expenses              17,067,000    36.6%    23,823,000     52.2%    19,758,431     66.1%    18,565,964     61.2%

Operating Income                     $ 6,987,000    15.0%  $ (3,508,000)    -7.7%  $ (8,577,815)   -28.7%  $ (3,995,532)   -13.2%

                  SECTION C
                  PRELIMINARY
                  COMPARATIVE VALUATION

PRELIMINARY COMPARATIVE VALUATION
ELBOW CLOSING PRICES SINCE IPO





                                [GRAPH OMITTED]

Graphic that plots the company's closing stock prices since the company's initial public offering through August 22, 2001.

PRELIMINARY COMPARATIVE VALUATION
ELBOW VERSUS NASDAQ INDEX SINCE IPO


                                [GRAPH OMITTED]


Graphic that plots the percentage increases and decreases of the company's stock price compared to Nasdaq Index since the company's initial public offering.

PRELIMINARY COMPARATIVE VALUATION
ELBOW VERSUS SMALL CAP PEERS


                                [GRAPH OMITTED]

Graphic that plots the percentage increases or decreases in the company's stock prices as compared to the percentage increases or decreases in stock price for SVI Solutions, SS&C Technologies, Radiant Systems, Inc., Pegasystems, Inc., Kana Software Inc., Fundtech Ltd., EXE Technologies, Inc., Exchange Applications, Inc. and Blue Martini Software.

PRELIMINARY COMPARATIVE VALUATION
ELBOW VERSUS SELECTED SMALL CAP PEERS




                                [GRAPH OMITTED]

Graphic that plots the percentage increases or decreases in the company's stock price as compared to the percentage increases or decreases in stock price for SVI Solutions, EXE Technologies, Inc., Exchange Applications, Inc. and Blue Martini Software.

PRELIMINARY COMPARATIVE VALUATION
SMALL CAP PEER GROUP ANALYSIS



                                                 8/21/01          52 WEEK          SHARES          EPS
                                        FISCAL   ------------------------------------------------------------   MARKET   ENTERPRISE
COMPANY                           TKR.   YEAR     CLOSE       HIGH        LOW       OUT.     CY01E     CY02E      CAP       VALUE
-----------------------------------------------------------------------------------------------------------------------------------
                                                    $s         $s          $s        MM        $s        $s       $MM        $MM
-----------------------------------------------------------------------------------------------------------------------------------
Blue Martinii Software             BLUE    Dec      $1.00      $72.25      $0.90      63.5    $(0.81)   $(0.09)    $ 64       $  9
Exchange Applications, Inc.       EXAP    Dec      $0.35      $27.00      $0.34        34    $(0.55)   $(0.07)    $ 12       $ 35
EXE Technologies, Inc.            EXEE    Dec      $3.60      $21.00      $3.45      45.3    $(0.11)   $ 0.15     $163       $126
Fundtech Ltd.                     FNDT    Dec      $6.55      $26.00      $5.63      14.2    $(0.37)   $ 0.24     $ 93       $ 38
Kana Software Inc. #              KANA    Dec      $0.91      $41.75      $0.50     172.5    $(0.55)   $(0.05)    $157       $ 61
Pegasystems Inc.                  PEGA    Dec      $3.45      $ 9.00      $1.81      32.7    $ 0.17    $ 0.20     $113       $ 88
Radiant Systems, Inc.             RADS    Dec      $8.70      $29.13      $8.30      27.9    $ 0.17    $ 0.51     $243       $208
SS&C Technologies                 SSNC    Dec      $6.90      $ 7.50      $3.94      15.0    $ 0.30       NA      $103       $ 43
SVI Solutions (2)                  SVI    Mar      $0.84      $ 5.88      $0.60      37.9    $(0.22)      NA      $ 32       $ 52


                                                                                             --------------------------------------
                                                                                     MEAN:   $(0.22)   $  0.13    $109       $ 73
                                                                                      MAX:   $ 0.30    $  0.51    $243       $208
                                                                                      MIN:   $(0.81)   $ (0.09)   $ 12       $  9
                                                                            STRIPPED MEAN:   $(0.21)   $  0.09    $104       $ 63
                                                                                             --------------------------------------

Ecometry                          ECOM    Dec    $1.40      $4.50       $1.19      12.5      $ (0.55)      NA     $ 17       $(20)*




                                    REV.     REV.       REV.          MARKET CAP. / REV.
                                   ------------------------------------------------------------
COMPANY                            LTM      2001E      2002E     LTM        2001E       2002E
-----------------------------------------------------------------------------------------------
                                   $MM       $MM        $MM       x           x           x
-----------------------------------------------------------------------------------------------

Blue Martinii Software              $ 85      $ 63       $ 88     0.7x        1.0x        0.7x
Exchange Applications, Inc.        $ 53      $ 50       $ 61     0.2x        0.2x        0.2x
EXE Technologies, Inc.             $117      $105       $116     1.4x        1.5x        1.4x
Fundtech Ltd.                      $ 50      $ 48       $ 56     1.9x        2.0x        1.7x
Kana Software Inc. #               $130      $147       $181     1.2x        1.1x        0.9x
Pegasystems Inc.                   $ 87      $ 87         NA     1.3x        1.3x         NA
Radiant Systems, Inc.              $136      $150       $206     1.8x        1.6x        1.2x
SS&C Technologies                  $ 57      $ 60         NA     1.8x        1.7x         NA
SVI Solutions (2)                  $ 30       NA          NA     1.1x         NA          NA


                                 -------------------------------------------------------------
                          MEAN:    $ 83       $ 89      $118     1.3x        1.3x        1.0x
                           MAX:
                           MIN:    $136       $150      $206     1.9x        2.0x        1.7x
                 STRIPPED MEAN:    $ 30       $ 48      $ 56     0.2x        0.2x        0.2x
                                   $ 83       $ 85      $111     1.3x        1.4x        1.0x
                                 ------------------------------------------------------------


Ecometry                           $ 37       $ 89**      NA     0.5x        0.2x         NA


LTM - Latest Twelve Months; CY - Calendar Year; NA - Not Available; NMF - Not Meaningful

# Denotes AH&H research coverage

Company information based on Bloomberg and actual company filings. Earnings per share estimates are based on First Call Consensus estimates

* Given the unusual environment, Market Cap to Revenue is a more appropriate metric than Enterprise Value to Revenue

** Revenue for 2001 is based on available estimates, using nonpublic figures provided by management, the forward metrics are both approximately 0.57x

(2) EPS estimates reflect a March fiscal year end.


THIS GROUP OF PEER COMPANIES SHOULD BE CONSIDERED THE MOST RELEVANT, AS THE STRATEGIC FOCUS AND SIZE OF EACH OF THESE NAMES CAN BE CONSIDERED MORE CLOSELY COMPARABLE WITH BUILDER.

PRELIMINARY COMPARATIVE VALUATION
SMALL CAP PEER GROUP ANALYSIS

--------------------------------------------------------------------------------
  MARKET CAP. (MM)         ENTERPRISE VAL. (MM)               2001E REVENUE
--------------------------------------------------------------------------------
RADS             $243      RADS             $208          RADS             $150
EXEE             $163      EXEE             $126          KANA             $147
KANA             $157      PEGA             $ 88          EXEE             $105
PEGA             $113      KANA             $ 61          ECOM             $ 89
SSNC             $103      SVI              $ 52          PEGA             $ 87
FNDT             $ 93      SSNC             $ 43          BLUE             $ 63
BLUE             $ 64      FNDT             $ 38          SSNC             $ 60
SVI              $ 32      EXAP             $ 35          EXAP             $ 50
--------------------------------------------------------------------------------
ECOM             $ 17      BLUE             $  9          FNDT             $ 48
--------------------------------------------------------------------------------
EXAP             $ 12      ECOM             $(20)         SVI              NA
-------------------------------------------------------------------------------
MEAN:            $100      MEAN:            $ 64          MEAN:            $ 89
STRIPPED MEAN:   $ 93      STRIPPED MEAN:   $ 57          STRIPPED MEAN:   $ 86
--------------------------------------------------------------------------------

PRELIMINARY COMPARATIVE VALUATION
SMALL CAP PEER GROUP ANALYSIS


-----------------------------   --------------------------------  --------------------------------
  ENTERPRISE VAL./LTM REV.        ENTERPRISE VAL./2001E REV.        ENTERPRISE VAL./2002E REV.
-----------------------------   --------------------------------  --------------------------------
SVI                     1.7x    RADS                       1.4x   EXEE                       1.1x
RADS                    1.5x    EXEE                       1.2x   RADS                       1.0x
EXEE                    1.1x    PEGA                       1.0x   FNDT                       0.7x
PEGA                    1.0x    FNDT                       0.8x   EXAP                       0.6x
SSNC                    0.8x    SSNC                       0.7x   KANA                       0.3x
FNDT                    0.7x    EXAP                       0.7x   BLUE                       0.1x
                                                                  -------------------------------
EXAP                    0.7x    KANA                       0.4x   ECOM                         NA
                                BLUE                       0.1x   -------------------------------
KANA                    0.5x    -------------------------------   SSNC                         NA
BLUE                    0.1x    ECOM                      -0.2x   SVI                          NA
----------------------------    -------------------------------   PEGA                         NA
ECOM                   -0.5X    SVI                          NA   -------------------------------
----------------------------    -------------------------------
MEAN:                   0.8     MEAN:                       0.7   MEAN:                       0.6
STRIPPED MEAN:          0.8     STRIPPED MEAN:              0.7   STRIPPED MEAN:              0.6
-----------------------------   --------------------------------  --------------------------------

PRELIMINARY COMPARATIVE VALUATION
PEER GROUP ANALYSIS

                                                                 8/21/01        52 WEEK           SHARES             EPS
                                                       FISCAL    ------------------------------------------------------------------
COMPANY                                      TKR.       YEAR      CLOSE      HIGH       LOW         OUT.       CY01E       CY02E
-----------------------------------------------------------------------------------------------------------------------------------
                                                                    $s        $s         $s          MM          $s          $s
-----------------------------------------------------------------------------------------------------------------------------------
Broadvision, Inc.#                           BVSN        Dec     $  2.58    $ 39.75    $  2.50      273.4     $ (0.68)    $ (0.15)
Blue Martinii Software (a)                    BLUE        Dec     $  1.00    $ 72.25    $  0.90       63.5     $ (0.81)    $ (0.09)
Descartes Systems Group, Inc. (1)            DSGX        Jan     $  6.00    $ 54.25    $  5.67       44.0     $  0.04     $  0.05
E.Piphany, Inc.#                             EPNY        Dec     $  6.08    $ 75.83    $  5.50       67.1     $ (1.01)    $ (0.07)
Exchange Applications, Inc. # (d)            EXAP        Dec     $  0.35    $ 27.00    $  0.34       34       $ (0.55)    $ (0.07)
EXE Technologies, Inc.                       EXEE        Dec     $  3.60    $ 21.00    $  3.45       45.3     $ (0.11)    $  0.15
Fair, Isaac and Company (2)                  FIC         Sep     $ 62.72    $ 69.90    $ 25.46       22.4     $  1.96     $  2.33
Fundtech Ltd.                                FNDT        Dec     $  6.55    $ 26.00    $  5.63       14.2     $ (0.37)    $  0.24
HNC Software                                 HNCS        Dec     $ 20.18    $ 82.50    $ 11.00       35.0     $  0.66     $  0.99
JDA Software                                 JDAS        Dec     $ 19.37    $ 22.94    $  7.19       24.8     $  0.65     $  0.85
J.D. Edwards & Co. (3) (c)                   JDEC        Oct     $  8.03    $ 29.50    $  6.80      114.0     $  0.01     $  0.21
Kana Software Inc. #                         KANA        Dec     $  0.91    $ 41.75    $  0.50      172.5     $ (0.55)    $ (0.05)
Manhattan Associates, Inc.                   MANH        Dec     $ 21.18    $ 75.25    $ 10.13       31.0     $  0.76     $  1.00
Pegasystems Inc.                             PEGA        Dec     $  3.45    $  9.00    $  1.81       32.7     $  0.17     $  0.20
Radiant Systems, Inc.                        RADS        Dec     $  8.70    $ 29.13    $  8.30       27.9     $  0.17     $  0.51
Retek Inc.                                   RETK        Dec     $ 23.60    $ 60.00    $ 15.56       50.7     $  0.09     $  0.46
SS&C Technologies                            SSNC        Dec     $  6.90    $  7.50    $  3.94       15.0     $  0.30          NA
SVI Solutions (4)                            SVI         Mar     $  0.84    $  5.88    $  0.60       37.9     $ (0.22)         NA
Transaction Systems Architects (2)           TSAI        Sep     $ 10.67    $ 19.38    $  5.69       36.7     $  0.35     $  0.41
Travelocity.com (b)                          TVLY        Dec     $ 24.80    $ 38.79    $  8.75       16.9     $  0.31     $  0.72

                                                                                                              --------------------
                                                                                                     MEAN:    $  0.06     $  0.43
                                                                                                      MAX:    $  1.96     $  2.33
                                                                                                      MIN:    $ (1.01)    $ (0.15)
                                                                                            STRIPPED MEAN:    $  0.01     $  0.34

Ecometry                                     ECOM        Dec     $  1.40    $  4.50    $  1.19       12.5     $ (0.55)         NA


                                                                  REV.      REV.      REV             ENTERPRISE VAL. / REV.
                                        MARKET    ENTERPRISE     ------------------------------------------------------------------
COMPANY                                  CAP         VALUE        LTM      2001E     2002E      LTM            2001E       2002E
-----------------------------------------------------------------------------------------------------------------------------------
                                         $MM          $MM         $MM       $MM       $MM        x               x           x
-----------------------------------------------------------------------------------------------------------------------------------
Broadvision, Inc.#                      $  705      $   524       $406      $245        NA      1.3x            2.1x          NA
Blue Martinii Software (a)               $   64      $     9       $ 85      $ 63      $ 88      0.1x            0.1x        0.1x
Descartes Systems Group, Inc. (1)       $  264      $   251       $ 82      $102      $183      3.1x            2.5x        1.4x
E.Piphany, Inc.#                        $  408      $    59       $158      $136      $169      0.4x            0.4x        0.3x
Exchange Applications, Inc. # (d)       $   12      $    35       $ 53      $ 50      $ 61      0.7x            0.7x        0.6x
EXE Technologies, Inc.                  $  163      $   126       $117      $105      $116      1.1x            1.2x        1.1x
Fair, Isaac and Company (2)             $1,404      $ 1,368       $321      $355        NA      4.3x            3.8x          NA
Fundtech Ltd.                           $   93      $    38       $ 50      $ 48      $ 56      0.7x            0.8x        0.7x
HNC Software                            $  707      $   602       $246      $244      $297      2.4x            2.5x        2.0x
JDA Software                            $  481      $   399       $183      $195      $215      2.2x            2.0x        1.9x
J.D. Edwards & Co. (3) (c)              $  916      $   709       $973      $907        NA      0.7x            0.8x          NA
Kana Software Inc. #                    $  157      $    61       $130      $147      $181      0.5x            0.4x        0.3x
Manhattan Associates, Inc.              $  657      $   579       $142      $152      $189      4.1x            3.8x        3.1x
Pegasystems Inc.                        $  113      $    88       $ 87      $ 87        NA      1.0x            1.0x          NA
Radiant Systems, Inc.                   $  243      $   208       $136      $150      $206      1.5x            1.4x        1.0x
Retek Inc.                              $1,196      $ 1,143       $139      $180      $262      8.2x            6.4x        4.4x
SS&C Technologies                       $  103      $    43       $ 57      $ 60        NA      0.8x            0.7x          NA
SVI Solutions (4)                       $   32      $    52       $ 30        NA        NA      1.7x              NA          NA
Transaction Systems Architects (2)      $  391      $   376       $307        NA        NA      1.2x              NA          NA
Travelocity.com (b)                     $  420      $   310       $274      $327      $414      1.1x            0.9x        0.7x

                                        $  426      $   349       $199      $197      $187      1.9x            1.8x        1.4x
                                        $1,404      $ 1,368       $973      $907      $414      8.2x            6.4x        4.4x
                                        $   12      $     9       $ 30      $ 48      $ 56      0.1x            0.1x        0.1x
                                        $  395      $   311       $165      $162      $179      1.6x            1.6x        1.2x

Ecometry                                $   17      $   (20)      $ 37      $ 89        NA     -0.6x           -0.2x         NA

LTM - Latest Twelve Months; CY - Calendar Year; NA - Not Available; NMF - Not Meaningful

# Denotes AH&H research coverage

Company information based on Bloomberg and actual company filings. Earnings per share estimates are based on First Call Consensus estimates

(1)      EPS estimates reflect a January fiscal year end.

(2)      EPS estimates reflect a September fiscal year end.

(3)      EPS estimates reflect a October fiscal year end.

(4)      EPS estimates reflect a March fiscal year end.

WHILE ALL OF THESE COMPANIES ARE STRATEGICALLY RELEVANT, MANY OF THEM CANNOT BE
           CONSIDERED TRULY COMPARABLE, DUE TO SIZE AND/OR MATURITY.

PRELIMINARY COMPARATIVE VALUATION
PEER GROUP ANALYSIS - RANKING

    Market Cap. (MM)              Enterprise Val. (MM)               2001E Revenue
FIC              $1,404        FIC              $ 1,368         JDEC             $907
RETK             $1,196        RETK             $ 1,143         FIC              $355
JDEC             $  916        JDEC             $   709         TVLY             $327
HNCS             $  707        HNCS             $   602         BVSN             $245
BVSN             $  705        MANH             $   579         HNCS              244
MANH             $  657        BVSN             $   524         JDAS             $195
JDAS             $  481        JDAS             $   399         RETK             $180
TVLY             $  420        TSAI             $   376         MANH             $152
EPNY             $  408        TVLY             $   310         RADS             $150
TSAI             $  391        DSGX             $   251         KANA             $147
DSGX             $  264        RADS             $   208         EPNY             $136
RADS             $  243        EXEE             $   126         EXEE             $105
EXEE             $  163        PEGA             $    88         DSGX             $102
                                                                ---------------------
KANA             $  157        KANA             $    61         ECOM             $ 89
                                                                ---------------------
PEGA             $  113        EPNY             $    59         PEGA             $ 87
SSNC             $  103        SVI              $    52         BLUE             $ 63
FNDT             $   93        SSNC             $    43         SSNC             $ 60
BLUE             $   64        FNDT             $    38         EXAP             $ 50
SVI              $   32        EXAP             $    35         FNDT             $ 48
-----------------------
ECOM             $   17        BLUE             $     9         SVI                NA
-----------------------        ------------------------
EXAP             $   12        ECOM             $   (20)        TSAI               NA
-----------------------        ------------------------         ---------------------
Mean:            $  407        Mean:            $   331         Mean:            $192
Stripped Mean:   $  375        Stripped Mean:   $   295         Stripped Mean:   $158

PRELIMINARY COMPARATIVE VALUATION
PEER GROUP ANALYSIS - VALUATION METRICS


Enterprise Val./LTM Rev.           Enterprise Val./2001E Rev           Enterprise Val./2002E Rev.
RETK               8.2x             RETK               6.4x              RETK              4.4x
FIC                4.3x             FIC                3.8x              MANH              3.1x
MANH               4.1x             MANH               3.8x              HNCS              2.0x
DSGX               3.1x             HNCS               2.5x              JDAS              1.9x
HNCS               2.4x             DSGX               2.5x              DSGX              1.4x
JDAS               2.2x             BVSN               2.1x              EXEE              1.1x
SVI                1.7x             JDAS               2.0x              RADS              1.0x
RADS               1.5x             RADS               1.4x              TVLY              0.7x
BVSN               1.3x             EXEE               1.2x              FNDT              0.7x
TSAI               1.2x             PEGA               1.0x              EXAP              0.6x
TVLY               1.1x             TVLY               0.9x              EPNY              0.3x
EXEE               1.1x             FNDT               0.8x              KANA              0.3x
PEGA               1.0x             JDEC               0.8x              BLUE              0.1x
                                                                         ----------------------
SSNC               0.8x             SSNC               0.7x              ECOM                NA
                                                                         ----------------------
FNDT               0.7x             EXAP               0.7x              BVSN                NA
JDEC               0.7x             EPNY               0.4x              SVI                 NA
EXAP               0.7x             KANA               0.4x              FIC                 NA
KANA               0.5x             BLUE               0.1x              SSNC                NA
                                    -----------------------
EPNY               0.4x             ECOM              -0.2x              TSAI                NA
                                    -----------------------
BLUE               0.1x             SVI                  NA              PEGA                NA
-----------------------
ECOM              -0.6x             TSAI                 NA              JDEC                NA
-----------------------             -----------------------              -----------------------
Mean:               1.7             Mean:               1.7              Mean:              1.4
Stripped Mean:      1.5             Stripped Mean:      1.5              Stripped Mean:     1.2

PRELIMINARY COMPARATIVE VALUATION
RECENT MANAGEMENT BUY-OUTS AND RECAPS

                                                        DATE          TRANSACTION            TARGET
TARGET NAME            ACQUIROR NAME                  ANNOUNCED          VALUE          ENTERPRISE VALUE
---------------------------------------------------------------------------------------------------------
                                                                          $MM                  $MM
---------------------------------------------------------------------------------------------------------
CONTINUOUS SOFTWARE    TELELOGIC AB                   10/25/00           43.33                 40.16
Telelogic acquired Continuous for $3.46 a share in cash through tender offer of at least 6,194,930 shares of Continuous stock.

NETPLIANCE INC.        COMPANY MANAGEMENT             12/22/00          $39.00                $11.50
The original proposal called for a management buy-out of all common stock at $0.65 a share. Management already owned approximately 52% of the common stock. One month after the announcement, however, the deal was terminated.

CYBERSHIFT INC.        COMPANY MANAGEMENT             01/01/01            NA                    NA
CyberShift provides integrated workplace management solutions. The management buy-out was sponsored by
LLR Equity Partners and the Edison Venture Fund. Blick PLC, a UK based company, previously owned a 50%
stake in CyberShift. It will retain a minority ownership position.

MATHSOFT INC           COMPANY MANAGEMENT             01/23/01          $ 7.00                  NA
Capital for the deal was provided by management as well as the Edison Venture Fund and Spring Capital
Partners. The buyout will allow MathSoft Engineering & Education, Inc., to maintain its leading position in key corporate and education markets and to focus on investment in innovation and profitable growth from new products and markets.

INTERWORLD             J NET ENTERPRISES              01/25/01          $40.00                  NA
Interworld agreed to sell up to $40 million worth of common stock to J Net Enterprises. The infusion of capital will allow Interworld to follow through on its short-term and long-term business goals. Each of
InterWorld's existing stockholders will receive the right to acquire approximately 1.05 shares of new
InterWorld common stock at $.65 per share.

ROSS SYSTEMS, INC      NOW SOLUTIONS, LLC             02/05/01          $ 6.10                  NA
Ross Systems agreed to a management buy-out of its Human Resource and Payroll Product Line that provides enterprise management software and e-business solutions for mid-market process manufacturers.

WOWTOWN.COM            PHOENIX STAR VENTURES          02/12/01                                  NA
Phoenix Star Ventures is comprised of present and former officers of WOWtown.com. The deal included a reverse split of Wowtown.com's common stock so that five outstanding shares was converted into one share.
In return, WOWtown.com received 9.5 million shares of private stock ands $218,400 of liabilities were assumed.

VOTENET                COMPANY MANAGEMENT             02/14/01              NA                  NA
Votenet, an online database designed for campaign finance research and an interactive voice response system for grassroots lobbying, was bought out by management from Medinex, a web-based physician's office management software system

SERIF                  COMPANY MANAGEMENT             04/02/01          $ 1.14                  NA
Serif, a division of Vizacom, was bought by company management for $1.1375 million. The deal represented another step in Vizacom's restructuring strategy. Serif provides software and visual communications operations and will be able to license the software.

CLICKACTION            COMPANY MANAGEMENT             06/20/01          $ 4.50                  NA
Purchase agreement to sell the assets of its Elibrium Division to its management team. The deal provides for a cash payment to ClickAction of a minimum of $4.5 million, of which $2.0 million is scheduled to be paid on closing, with the balance to be paid of the total consideration represents licensing fees for a private label version of ClickAction's email marketing services and use of ClickAction's opt-in email database.

PRELIMINARY COMPARATIVE VALUATION
VOLUME AT PRICE HISTOGRAMS


         Histograms only imply a particular basis range for shareholders and do not incorporate qualitative analysis. Nevertheless, they do, in certain circumstances, allow for an inference of that price level at which a simple majority* of shareholders would realize some investment gain.

   [* Delaware companies require a simple majority for approval of a merger.]

PRELIMINARY COMPARATIVE VALUATION
VOLUME AT PRICE HISTOGRAM: ONE YEAR

                               [GRAPHIC OMITTED]



Graphic that depicts the trading volume of the company's common stock within certain price per share categories, ranging from $1.20 per share to $4.40 per share, and plots the cumulative trading volume as a percentage of float within the same price per share categories.

                             $1.20 -      $1.60 -      $2.00 -      $2.40 -       $2.80 -       $3.20 -       $3.60 -       $4.00 -
                              $1.60        $2.00        $2.40        $2.80         $3.20         $3.60         $4.00         $4.40
Trading Volume as %
of Volume Traded               15.3%        26.2%         4.5%        19.0%         14.2%         10.8%          5.6%          4.4%
Cumulative Volume as %
of Volume Traded               15.3%        41.5%        46.0%        64.9%         79.2%         90.0%         95.6%        100.0%
Trading Volume as %
of Total Shares Outstanding    19.0%        32.7%         5.6%        23.7%         17.8%         13.5%          7.0%          5.5%
Cumulative Volume as %
of Total Shares Outstanding    19.0%        51.7%        57.3%        81.0%         98.7%        112.3%        119.2%        124.7%
Trading Volume as %
of Float                       29.2%        50.1%         8.5%        36.2%         27.2%         20.7%         10.7%          8.4%
Cumulative Volume as %
of Float                       29.2%        79.3%        87.8%       124.0%        151.2%        172.0%        182.6%        191.1%

         Source: FactSet and Bloomberg. Shares outstanding assumed to be
              10.987 million and float assumed to be 2.85 million.

PRELIMINARY COMPARATIVE VALUATION
FORM 13 FILERS (SOURCE: BLOOMBERG)

TOP 16 HOLDERS                     SHARES HELD       %OUTSTANDING
--------------                     -----------       ------------
Allan J. Gardner                     2,175,000           17.44%
Wilburn W. Smith                     2,150,000           17.24%
Taunus Corporation                     271,200           2.175%
Aon Advisors                            30,000           0.241%
Brown Brothers                          20,000           0.160%
Franklin Advisors                       32,600           0.261%
Northern Trust                          10,680           0.086%
Fidelity Management                     13,100           0.105%
Barclays Global                          6,000           0.048%
Dimensional Fund                         7,300           0.059%
Bridgeway Capital                        4,000           0.032%
Sentry Investment Management             3,845           0.031%
Wilshire Association                       700           0.006%
Merrill Lynch                              634           0.005%
John A. Marrah                             500           0.004%
T. Rowe Price                              400           0.003%
---------------------------------------------------------------
Of Total Shares Outstanding          4,725,959           37.90%
---------------------------------------------------------------

Source: Bloomberg

SECTION D
TRANSACTION OVERVIEW



                   PRELIMINARY & SUBJECT TO SIGNIFICANT CHANGE

TRANSACTION OVERVIEW
PROPOSED STRUCTURE


                 Taxable Reverse Merger; Cash as Consideration


                                [GRAPH OMITTED]

Graphic depicts the corporate structure of two companies before and after a taxable reverse merger for which cash is paid as merger consideration.

EXHIBIT
PEER GROUP PROFILES





                   PRELIMINARY & SUBJECT TO SIGNIFICANT CHANGE

PEER GROUP PROFILES - BLUE MARTINI SOFTWARE


                              BUSINESS DESCRIPTION

Blue Martinii Software, Inc. competes in the eCRM market and provides enterprise software applications and services designed to enable companies to understand, target and interact with customers and channel partners. The Company's products' analytic capabilities are allow companies to develop insights regarding customer behavior and use these insights to provide customers with relevant products, content and offerings. Blue Martinii's application suite allows companies to interact with customers and channel partners across multiple touch points, including, Websites, mobile wireless devices, cellular phones, e-mail and online marketplaces.

                                     COMMENT

BLUE reported second quarter revenues of $15.6 million, as compared to revenues of $15.0 million reported for the same period in the prior year. On a pro forma basis, Blue Martinii reported a net loss of $15.8 million for the quarter, as compared to a pro forma net loss of $11.1 million for the second quarter of 2000.

Stock Price as of Aug. 21:       $ 1.00
Market Capitalization:           $ 63.5 Mil
Enterprise Value:                $  9.1 Mil
LTM (Jun) Sales:                 $ 84.7 Mil
LTM (Jun) Net Income:            $(76.7)Mil
CY2001E Sales:                   $ 63.4 Mil
CY2001E EPS:                     $ (.81)

                          [BLUE MARTINI SOFTWARE LOGO]

                                [GRAPHIC OMITTED]

Graphic plots trading prices of Blue Martini Software stock from August 21, 2000 to August 21, 2001.

PEER GROUP PROFILES - BROADVISION, INC.


                              BUSINESS DESCRIPTION:


BroadVision, Inc. develops and sells an integrated suite of packaged applications for conducting e-business interactions, transactions and services. The Company's applications are used to sell, buy and exchange goods, services and information over the Web and on wireless devices. The BroadVision e-business application suite enables a corporation to establish and sustain relationships with customers, suppliers, partners, distributors, employees and other constituents of the extended enterprise.

                                     COMMENT

BroadVision is currently completing a voluntary stock option exchange program for the company's employees. As part of the program, eligible
BroadVision employees can elect to cancel any previously granted underwater options in exchange for an equal number of replacement options to be granted in the future. The grant date for the replacement options will be November 27, 2001. The exercise price of the new options will be set at the fair market value of common stock when the replacement option is granted.


Stock Price as of Aug. 21:       $  2.58
Market Capitalization:           $ 705.4 Mil
Enterprise Value:                $ 523.6 Mil
LTM (Jun) Sales:                 $ 405.6 Mil
LTM (Jun) Net Income:            $(464.8)Mil
CY2001E Sales:                   $ 244.7 Mil
CY2001E EPS:                     $  (.68)


                               [BROADVISION LOGO]

                                [GRAPHIC OMITTED]


Graphic plots trading prices of Broadvision stock from August 21, 2000 to August 21, 2001.

PEER GROUP PROFILES - DESCARTES SYSTEMS GROUP


                              BUSINESS DESCRIPTION:

Descartes Systems Group, Inc. is a provider of end-to-end logistics solutions that facilitate B2B e-commerce. Descartes' e-fulfillment software and exchange solutions create fulfillment networks known as DeliveryNets. DeliveryNet solutions allow organizations to deliver customer service in a profitable manner and to create innovative new products and services. These solutions leverage Descartes' Internet-based Global Logistics Network - an open, worldwide network of shippers, receivers, carriers, logistics service providers, e-marketplaces, vertical portals, and transportation exchanges.

                                     COMMENT

Descartes completed an acquisition of Centricity, Inc., a leading provider of shipper-oriented transportation optimization. The addition of Centricity's technology and industry experts creates a broad set of applications and services and an experienced group of industry experts dedicated to the development of next generation solutions across all modes of transportation.


Stock Price as of Aug. 21:       $ 6.00
Market Capitalization:           $264.0 Mil
Enterprise Value:                $251.2 Mil
LTM (Jun) Sales:                 $ 81.7 Mil
LTM (Jun) Net Income:            $(39.0)Mil
CY2001E Sales:                   $101.8 Mil
CY2001E EPS:                     $  .04


                                [DESCARTES LOGO]

                                [GRAPHIC OMITTED]


Graphic plots trading prices of Descartes stock from August 21, 2000 to August 21, 2001.

PEER GROUP PROFILES - E. PIPHANY, INC.


                              BUSINESS DESCRIPTION

E.piphany a leading provider of intelligent software and CRM solutions in the retail, financial services, communications, technology, and travel industries. The Company combines analytic and operational CRM into a single suite, the E.piphany E.5 System. E.piphany E.5 integrates information among communications channels and from legacy databases. Unifying all inbound and outbound marketing, sales, and service interactions, E.piphany E.5 delivers a single, enterprise-wide view that helps global businesses better understand and proactively serve customers in real time.

                                     COMMENT

E.piphany, announced revenues for the quarter ended June 30, 2001 of $31.1 million, representing an increase of 27% over revenues of $24.5 million in the second quarter of 2000. Second quarter license revenues were $16.3 million and service revenues were $14.8 million. The net loss for the quarter was $19.1 million, or $(0.28) per share, compared to a net loss of $4.1 million, or $(0.08) per share during the second quarter of 2000.


Stock Price as of Aug. 21:       $ 6.08
Market Capitalization:           $407.7 Mil
Enterprise Value:                $ 58.6 Mil
LTM (Jun) Sales:                 $157.5 Mil
LTM (Jun) Net Income:            $(1140)Mil
CY2001E Sales:                   $136.0 Mil
CY2001E EPS:                     $(1.01)Mil


                               [E.PHIPHANY LOGO]

                                [GRAPHIC OMITTED]


Graphic plots trading prices of E. Phiphany stock from August 21, 2000 to August 21, 2001.

PEER GROUP PROFILES - EXCHANGE APPLICATIONS, INC.


                              BUSINESS DESCRIPTION:

Exchange Applications, Inc. (Xchange) offers CRM software and services designed for Global 2000 and mid-sized companies. The services cover several vertical markets, including financial services, telecommunications, retail and others. It's Xchange 7 solution is comprised of five software products. Four of the products, Xchange Analytics, Xchange Campaign, Xchange Emessaging and Xchange Enact are encompassed in a suite called Xchange Dialogue and the fifth is Xchange Real Time.

                                     COMMENT

Xchange issued two 12% Senior Secured Convertible Debentures due January 10, 2005 to Insight Venture Partners in a principal amount of $7,241,307.37 and $5,000,000, respectively. In consideration for the issuance of the Convertible Debentures, (i) all of the obligations of the Company under the Company's $7,000,000 12% Bridge Promissory Note, dated June 1, 2001, issued to Insight, were terminated and (ii) the Company received $5,000,000 in cash.


Stock Price as of Aug. 21:       $  0.35
Market Capitalization:           $  11.9 Mil
Enterprise Value:                $  35.1 Mil
LTM (Jun) Sales:                 $  53.3 Mil
LTM (Jun) Net Income:            $(202.3)Mil
CY2001E Sales:                   $  49.6 Mil
CY2001E EPS:                     $  (.55)


                                 [XCHANGE LOGO]

                                [GRAPHIC OMITTED]


Graphic plots trading prices of Exchange Applications, Inc. stock from August 21, 2000 to August 21, 2001.

PEER GROUP PROFILES - EXE TECHNOLOGIES, INC.


                              BUSINESS DESCRIPTION:

EXE Technologies, Inc. provides fulfillment, warehousing and distribution software for e-commerce and traditional sales channels. The Company's software allows companies to manage and control the flow of inventory throughout the supply chain using the Internet and traditional communication methods. Clients use its software to reduce distribution costs, manage inventory across the supply chain and increase customer loyalty and satisfaction. EXE provides global service and support for its software from established facilities throughout the world.

                                     COMMENT

EXE announced the appointment of Richard Lackey as its chief technology officer. Lackey brings more than 20 years of commercial software experience. Prior to EXE, he served as co-founder, vice president engineering and chief technology officer at RoamingCloud. Lackey has held senior management and/or CTO positions for Brio Technology, SQRIBE Technologies, Enterworks, and Compuware EcoSystems.


Stock Price as of Aug. 16:       $  3.60
Market Capitalization:           $ 163.3 Mil
Enterprise Value:                $ 126.1 Mil
LTM (Jun) Sales:                 $ 116.7 Mil
LTM (Jun) Net Income:            $ (16.6)Mil
CY2001E Sales:                   $ 105.4 Mil
CY2001E EPS:                     $  (.11)


                            [EXE TECHNOLOGIES LOGO]

                                [GRAPHIC OMITTED]


Graphic plots trading prices of EXE Technologies, Inc. stock from August 21, 2000 to August 21, 2001.

PEER GROUP PROFILES - FAIR, ISAAC AND COMPANY


                              BUSINESS DESCRIPTION:

Fair, Isaac and Company, Inc. is a global provider of decision-making solutions. The Company serves clients primarily in financial services, insurance, retail and telecommunications industries. The Company employs various tools, such as database enhancement software, predictive modeling, adaptive control and systems automation to help businesses use data to make faster, more profitable decisions on their marketing, customer acquisition campaigns, operations and portfolio management. Among the Company's products are the North American credit bureau scores and the FICO credit bureau risk scores used throughout the credit card, mortgage, auto lending and other industries.

                                     COMMENT

Fair, Isaac announced that its Board of Directors has adopted a Stockholder Rights Plan. Under the Rights Plan, rights will be distributed as a dividend at the rate of one right for each share of Fair, Isaac common stock, held by shareholders of record as of the close of business on August 21, 2001.


Stock Price as of Aug. 21:          $ 62.72
Market Capitalization:              $1404.1 Mil
Enterprise Value:                   $1367.5 Mil
LTM (Jun) Sales:                    $ 320.9 Mil
LTM (Jun) Net Income:               $  39.7 Mil
CY2001E Sales:                      $ 355.4 Mil
CY2001E EPS:                        $  1.96


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Graphic plots trading prices of Fair, Isaac and Company, Inc. stock from August
21, 2000 to August 21, 2001.

PEER GROUP PROFILES - FUNDTECH


                              BUSINESS DESCRIPTION:

Fundtech is a provider of software solutions that enable businesses and their banks to process payments electronically, transfer funds and manage cash positions. Fundtech's client/server web-enabled software products automate the process of transferring funds among corporations, banks and clearance systems and enable businesses to manage global cash positions efficiently and in real-time. Fundtech's products and related services are designed to integrate all elements of the electronic payments cycle, including electronic funds transfer, cash and treasury management.

                                     COMMENT

Michael Carus, Executive Vice President, Chief Operating Officer and Chief Financial Officer, recently resigned to become the COO and CFO of a leading international venture capital firm. Oz Cohen, Fundtech's Vice President of Business Development, has been named Acting Chief Financial Officer and will assume responsibility for the Company's finance, legal, and human resources functions.



Stock Price as of Aug. 21:          $25.38
Market Capitalization:              $ 93.0 Mil
Enterprise Value:                   $ 37.6 Mil
LTM (Jun) Sales:                    $320.9 Mil
LTM (Jun) Net Income:               $(5.58)Mil
CY2001E Sales:                      $ 47.5 Mil
CY2001E EPS:                        $ (.37)


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Graphic plots the trading prices of Fundtech stock from August 21, 2000 to
August 21, 2001.

PEER GROUP PROFILES - HNC  SOFTWARE


                              BUSINESS DESCRIPTION:

HNC Software Inc. develops, markets and supports predictive software solutions for the service industries. Its intelligent decision management solutions employ proprietary neural-network predictive decision engines, profiles, traditional statistical modeling, business models, expert rules and/or context vector technology to convert existing data and business experiences into meaningful recommendations and actions. The Company currently serves the financial services, insurance, telecommunications and e-business markets.

                                     COMMENT

HNC announced that on August 20, 2001, it agreed to privately place $125 million aggregate principal amount of its 5.25% Convertible Subordinated Notes due September 1, 2008. The company has granted the initial purchasers an option to purchase up to an additional $25 million in principal amount of these convertible notes. The notes are convertible into shares of the company's common stock at a conversion price of $28.80 per share.


Stock Price as of Aug. 21:          $ 20.18
Market Capitalization:              $ 706.7 Mil
Enterprise Value:                   $ 602.1 Mil
LTM (Jun) Sales:                    $ 245.9 Mil
LTM (Jun) Net Income:               $(106.0)Mil
CY2001E Sales:                      $ 244.0 Mil
CY2001E EPS:                        $  0.66


                              [HNC SOFTWARE LOGO]

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Graphic plots the trading prices of HNC Software Inc. stock from August 21, 2000 to August 21, 2001.

PEER GROUP PROFILES - JDA SOFTWARE GROUP


                              BUSINESS DESCRIPTION:

JDA Software Group, Inc. is a global provider of sophisticated software solutions and professional services to help multi-channel companies manage their operations. The JDA Portfolio consists of integrated software solutions that are designed to address demand and supply chain management, business process, analytic application and e-commerce requirements of the retail industry and its suppliers.

                                     COMMENT

JDA announced a two year agreement with IBM Corporation to resell IBM servers, personal computing products and point-of-sale systems to clients that license JDA Portfolio solutions. This is a new dimension to the Company's long-standing relationship with IBM and represents JDA's second major hardware re-selling agreement in the current quarter.


Stock Price as of Aug. 21:          $19.37
Market Capitalization:              $481.2 Mil
Enterprise Value:                   $398.7 Mil
LTM (Jun) Sales:                    $183.0 Mil
LTM (Jun) Net Income:               $ 8.06 Mil
CY2001E Sales:                      $194.9 Mil
CY2001E EPS:                        $  .65


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Graphic plots the trading prices of JDA Software Inc. stock from August 21, 2000 to August 21, 2001.

PEER GROUP PROFILES - J.D. EDWARDS & Co.


                              BUSINESS DESCRIPTION:

J.D. Edwards & Co. is a provider of agile, collaborative solutions that allow organizations the ability to choose how they assemble internal software applications and how they collaborate with partners and customers across the supply chain to increase competitive advantage. The Company delivers its c-commerce solutions and enables B2B trading communities by licensing its set of integrated software applications to customers. The Company's latest release, OneWorld Xe, offers significant new modules and enhancements to several existing applications.

                                     COMMENT

J.D. Edwards announced the execution of a definitive agreement to acquire YOUcentric, Inc., a privately-held provider of Java-based CRM software, including applications for sales force automation, campaign management, contact center management, and partner relationship management. The Company plans to acquire 100% of YOUcentric for approximately $86 million, in exchange for J.D. Edwards common stock and cash.



Stock Price as of Aug. 21:          $ 8.03
Market Capitalization:              $915.6 Mil
Enterprise Value:                   $708.6 Mil
LTM (Jun) Sales:                    $972.7 Mil
LTM (Jun) Net Income:               $(24.8)Mil
CY2001E Sales:                      $906.8 Mil
CY2001E EPS:                        $ (.01)


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Graphic plots the trading prices of J.D. Edwards & Co. stock from August 21,
2000 to August 21, 2001.

PEER GROUP PROFILES - KANA SOFTWARE


                              BUSINESS DESCRIPTION

KANA provides software solutions that help bring intelligence and automation to service and marketing operations to better manage customer and partner relationships. KANA provides a suite of Web-architected J2EE and COM applications designed to scale and adapt with businesses as they grow. KANA's e-business applications enable customers to do business when, where, and how they want, whether that means Web contact, Web collaboration, e-mail, or telephone. The Company's goal is to increase interactions and improve customer experiences while decreasing costs in Contact Centers and Marketing Departments.

                                     COMMENT

KANA and Sightward, Inc., a predictive analytics technology company, announced a strategic partnership to integrate Sightward's prediction technology and KANA's eCRM software. Through this new offering, companies will be able to predict the results of a marketing campaign before it occurs, leading to more effective management and cost savings as it relates to marketing campaign initiatives and expenditures.


Stock Price as of Aug. 21:          $  .91
Market Capitalization:              $157.0 Mil
Enterprise Value:                   $ 61.4 Mil
LTM (Jun) Sales:                    $130.2 Mil
LTM (Jun) Net Income:               $(3590)Mil
CY2001E Sales:                      $147.0 Mil
CY2001E EPS:                        $ (.55)


                                  [KANA LOGO]

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Graphic plots trading prices of Kana stock from August 21, 2000 to August 21,
2001.

PEER GROUP PROFILES - MANHATTAN ASSOCIATES INC.


                              BUSINESS DESCRIPTION:

Manhattan Associates Inc. is a provider of solutions to improve supply chain effectiveness and efficiencies. The Company's solutions enhance distribution efficiencies through the integration of supply chain constituents with a focus on supply chain execution. The Company's software includes products to enable the execution, fulfillment and delivery of customer orders, the optimization of distribution center operations and the collaboration between and among trading partners. It's services, including design, configuration, implementation, and training, along with customer support and software enhancement subscriptions.

                                     COMMENT

Manhattan Associates signed a corporate alliance with Rapistan, a division of Siemens Dematic, the world's leading supplier of logistics and factory automation systems. This alliance will create greater coordination between the two organization's sales and marketing teams and promote close alignment between technical teams, resulting in tighter integration and upgradeability across the two companies' product lines.


Stock Price as of Aug. 16:          $21.18
Market Capitalization:              $656.6 Mil
Enterprise Value:                   $578.8 Mil
LTM (Jun) Sales:                    $142.3 Mil
LTM (Jun) Net Income:               $ 17.9 Mil
CY2001E Sales:                      $152.4 Mil
CY2001E EPS:                        $  .76


                          [MANHATTAN ASSOCIATES LOGO]

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Graphic plots the trading prices of Manhattan Associates Inc. stock from August
21, 2000 to August 21, 2001.

PEER GROUP PROFILES - PEGASYSTEMS INC.


                              BUSINESS DESCRIPTION:

Pegasystems Inc. is a provider of Customer Relationship Management (CRM) software that enables transaction-intensive organizations to manage a broad array of customer interactions. The Company's customers represent a range of industries including banking and financial services, insurance, healthcare, and telecommunications. The Company's product offerings fall into three categories:
CRM solutions, business rules technology, and private label products.

                                     COMMENT

Pegasystems announced that Christopher J. Sullivan has been named treasurer, Senior Vice President and Chief Financial Officer. James O'Halloran will retire as CFO, consistent with plans he expressed last year, and will maintain his role on the company's Board of Directors. O'Halloran will remain with the company through August to assist with a smooth and complete transition.


Stock Price as of Aug. 21:          $ 3.45
Market Capitalization:              $112.7 Mil
Enterprise Value:                   $ 88.1 Mil
LTM (Jun) Sales:                    $ 87.2 Mil
LTM (Jun) Net Income:               $ (2.0)Mil
CY2001E Sales:                      $ 87.0 Mil
CY2001E EPS:                        $ 0.17


                               [PEGASYSTEMS LOGO]

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Graphic plots the trading prices of Pegasystems Inc. stock from August 21, 2000 to August 21, 2001.

PEER GROUP PROFILES - RADIANT SYSTEMS, INC.


                              BUSINESS DESCRIPTION:

Radiant Systems, Inc. provides enterprise-wide technology solutions to businesses that serve the consumer. The Company offers fully integrated retail automation solutions including point of sale systems, consumer-activated ordering systems, back office management systems, headquarters-based management systems and Web-enabled decision support systems. The Company also develops and markets a variety of intelligent, Windows CE based devices that are specific to the retail industry. In addition, the Company offers professional services focusing on technical implementation, process improvement and change management.

                                     COMMENT

Radiant completed the first phase of its expansion by setting up of its new Offshore Development facility at Bangalore, India. The facility has a set up at a cost of $1 million and has a seating capacity for 100 professionals. Radiant will invest an additional $4 million over the next 4 years.


Stock Price as of Aug. 21:          $ 8.70
Market Capitalization:              $243.1 Mil
Enterprise Value:                   $207.8 Mil
LTM (Jun) Sales:                    $135.8 Mil
LTM (Jun) Net Income:               $  3.4 Mil
CY2001E Sales:                      $150.1 Mil
CY2001E EPS:                        $ 0.17


                             [RADIANT SYSTEMS LOGO]

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Graphic plots the trading prices of Radiant Systems, Inc. stock from August 21,
2000 to August 21, 2001.

PEER GROUP PROFILES - RETEK


                              BUSINESS DESCRIPTION:

Retek Inc. provides advanced application software to help retailers create, manage and fulfill consumer demand. The Company's software solutions enable retailers to use the Internet to communicate and collaborate efficiently with their suppliers, distributors, wholesalers, logistics providers, brokers, transportation companies, consolidators and manufacturers. Its advanced predictive capabilities provide accurate forecasts of consumer demand, and integration between planning and execution functions enables retailers to respond more rapidly to changes in either supply or demand.

                                     COMMENT

Retek's Board of Directors selected Steve Ladwig to succeed the Company's current chief executive officer John Buchanan. Ladwig transitioned to his role as CEO on August 4. Buchanan will continue to serve as Chairman of Retek. Ladwig comes to Retek after serving as Senior Vice President of Imation Corp. and President of Imation's Data Storage and Information Management Group.


Stock Price as of Aug. 21:          $ 23.60
Market Capitalization:              $1196.5 Mil
Enterprise Value:                   $1143.1 Mil
LTM (Jun) Sales:                    $ 139.1 Mil
LTM (Jun) Net Income:               $ (24.3)Mil
CY2001E Sales:                      $ 179.6 Mil
CY2001E EPS:                        $   .09


                                  [RETEK LOGO]

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Graphic plots the trading prices of Retek Inc. stock from August 21, 2000 to
August 21, 2001.

PEER GROUP PROFILES - SS&C Technologies


                              BUSINESS DESCRIPTION:

SS&C Technologies, Inc. is a provider of client/server-based financial software solutions, Application Service Provider/Business Process Outsourcing and software-related consulting services, designed to improve the efficiency and effectiveness of investment management, actuarial and analytical functions. The Company has developed software products that provide a full range of information management and analysis, trading, accounting, reporting and compliance tools to help investment and actuarial professionals make real-time decisions and automate many operational functions in financial markets.

                                     COMMENT

SS&C authorized the continued repurchase of shares of the Company's common stock of up to $20 million, over the next year as market and business conditions warrant, in open market, negotiated, and block transactions. The Company initiated the repurchase program on May 23, 2000, pursuant to which it repurchased 1,203,219 shares for a total expenditure of $6,449,353.


Stock Price as of Aug. 21:          $ 6.90
Market Capitalization:              $103.5 Mil
Enterprise Value:                   $ 43.2 Mil
LTM (Jun) Sales:                    $ 56.6 Mil
LTM (Jun) Net Income:               $ 3.33 Mil
CY2001E Sales:                      $ 59.5 Mil
CY2001E EPS:                        $ 0.30


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Graphic plots the trading prices of SS&C Technologies Inc. stock from August 21,
2000 to August 21, 2001.

PEER GROUP PROFILES - SVI SOLUTIONS


                              BUSINESS DESCRIPTION:

SVI Solutions, Inc. is a global provider of multi-channel application software technology and associated services for the retail industry including enterprise, direct-to-consumer and store solutions and related training products and professional and support services. The Company's applications and services represent a full suite of offerings that provide retailers with a complete end-to-end business solution. The Company also develops and distributes PC courseware and skills assessment products for both desktop and retail applications.

                                     COMMENT

SVI signed a letter of intent for a transaction to be concluded with Shmulik Stein International Investment Limited (SSII) and Softline Limited to reduce its outstanding debt as well as provide the company with additional cash for operations. The terms provide for Softline to convert its outstanding note of approximately $11.5 million of principal and interest into common stock and a convertible instrument of $4.5 million for the balance. SSII will purchase that common stock from Softline for cash.


Stock Price as of Aug. 21:          $ 0.84
Market Capitalization:              $ 31.8 Mil
Enterprise Value:                   $ 51.6 Mil
LTM (Jun) Sales:                    $ 29.5 Mil
LTM (Jun) Net Income:               $(28.9)Mil
CY2001E Sales:                          NA
CY2001E EPS:                        $ (.22)


                              [SVI SOLUTIONS LOGO]

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Graphic plots the trading prices of SVI Solutions, Inc. stock from August 21,
2000 to August 21, 2001.

PEER GROUP PROFILES - TRANSACTION SYSTEMS ARCHITECTS


                              BUSINESS DESCRIPTION:

Transaction Systems Architects, Inc. (TSA) develops, markets, installs and supports software products and services primarily focused on facilitating electronic payments and electronic commerce. In addition to its own products, TSA distributes or acts as a sales agent for software developed by third parties. The products and services are used by financial institutions, retailers and e-payment processors, both in domestic and international markets. The Company's products and services are organized into four business units: Consumer e-Payments, Electronic Business Infrastructure, Corporate Banking e-Payments and Health Payment Systems.

                                     COMMENT

TSA interim CEO Larry Fendley announced an operational restructuring plan and cost reduction initiatives designed to sharpen the Company's focus on key investments and initiatives that management believes will contribute to improved long-term success and profitability. The Company will incur one-time charges in the third quarter of fiscal 2001 of approximately $22 million.


Stock Price as of Aug. 21:          $10.67
Market Capitalization:              $391.4 Mil
Enterprise Value:                   $376.3 Mil
LTM (Jun) Sales:                    $307.0 Mil
LTM (Jun) Net Income:               $(38.5)Mil
CY2001E Sales                           NA
CY2001E EPS:                        $  .35


                                   [TSA LOGO]

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Graphic plots the trading prices of Transaction Systems Architects, Inc. stock from August 21, 2000 to August 21, 2001.

PEER GROUP PROFILES - TRAVELOCITY.COM


                              BUSINESS DESCRIPTION:

Travelocity.com Inc. is an online travel agency. Through the Travelocity online travel website leisure and business travelers can compare prices, make travel reservations and obtain destination information. The Company's website features booking and purchase capability for airlines, car rental and hotel companies, cruise and vacation providers, as well as offer access to a database of information regarding specific destinations and other information of interest to travelers.

                                     COMMENT

Travelocity acquired WhereTo, an Australian firm with industry-leading net fare booking technology. The acquisition of WhereTo and its technology will allow the Company to efficiently manage net fares in a near real-time manner, greatly improving customer fare options. The WhereTo technology will also provide better pricing for more complicated trips such as en-route and multiple stopovers.


Stock Price as of Aug. 21:          $24.80
Market Capitalization:              $419.6 Mil
Enterprise Value:                   $310.0 Mil
LTM (Jun) Sales:                    $274.0 Mil
LTM (Jun) Net Income:               $(76.7)Mil
CY2001E Sales:                      $327.3 Mil
CY2001E EPS:                        $ 0.31


                             [TRAVELOCITY.COM LOGO]

                                [GRAPHIC OMITTED]

Graphic plots the trading prices of Travelocity.com, Inc. stock from August 21, 2000 to August 21, 2001.